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                                                                    EXHIBIT 23.2






INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Amendment No. 1 to Registration Statement No. 333-50867 of Florida Bank, Inc. on Form S-1 of our reports dated March 20, 1998 relating to Florida Banks, Inc. and February 27, 1998 relating to First National Bank of Tampa, appearing in the Prospectus, which is part of this Registration Statement, and to the reference to us under the headings "Selected Financial Data" and "Experts" in such Prospectus.


DELOITTE & TOUCHE LLP

Jacksonville, Florida

June 5, 1998